UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/31/2005

Rivoli Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-49691

Georgia	58-2631780
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

515 Mulberry Street
Macon, Georgia 31201
(Address of Principal Executive Offices, Including Zip Code)

478-742-5040
(Registrant’s Telephone Number, Including Area Code)

5980 Zebulon Rd., Macon, Georgia 31210
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 31, 2005, Geraldine R. Bolen retired from her positions as Chief Financial Officer of Rivoli BanCorp, Inc. (the "Company") and of its wholly owned subsidiary, Rivoli Bank & Trust (the "Bank"). Effective April 1, 2005, the Company and the Bank have each appointed Chad Hargrove as its Chief Financial Officer. Mr. Hargrove joined the Company and the Bank on February 17, 2005, and has been working with the Company and the Bank since that date to transition the duties of the Chief Financial Officer position.

Mr. Hargrove, age 27, was employed by Liberty National Bank in Conyers, Georgia from March 2003 until Liberty National Bank was acquired in the fourth quarter of 2004, initially serving as Assistant Controller and being promoted to Controller in March 2004. Prior to joining Liberty, Mr. Hargrove was employed by Georgia Central Bank in Social Circle, Georgia during 2001 and 2002, serving as a Management Trainee in 2001 until being promoted to Financial Accountant in 2002.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Rivoli Bancorp, Inc.

Date: April 05, 2005.	By:	/s/ J. Patrick McGoldrick
J. Patrick McGoldrick
President and Chief Executive Officer